Exhibit 23








               CONSENT OF INDEPENDENT AUDITORS

We   consent  to  the  incorporation  by  reference  in  the
Registration Statements (Form S-8 No. 333-50931, Form S-3 No. 33-63227, Form S-8 No. 333-07121, Form S-8 No. 33-19402,
Form  S-8  No. 33-38094, Form S-8 No. 33-57025 and Form  S-8
No. 33-63741) of Textron Inc. of our report dated January 27, 1998, except for note 21, as to which the date is August 11, 1998, with respect to the restated financial statements of Textron Inc. for the year ended January 3, 1998 included in its Current Report on Form 8-K dated October 6, 1998, filed with the Securities and Exchange Commission.



Boston, Massachusetts
October 2, 1998